EXHIBIT 5, 23.1

GERALD EINHORN
ATTORNEY- AT- LAW*
268 West 400 South, Suite 300
Salt Lake City, Utah 84101
Telephone (801)575-8073

*Admitted only in New York

March 27, 2003

Board of Directors
Ultraguard Water Systems Corp.
5763 203 A Street, 2nd Floor
Langley, British Columbia, Canada A1 V3A 1W7

Re: Legality and Authorization of Shares Issued Under Form S-8 Registration Statement

Gentlemen:

         I have acted as special counsel for Ultraguard Water Systems Corp, a Nevada corporation (the “Company”), in the limited capacity of rendering an opinion regarding the legality and authorization of the shares proposed to be registered under a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (“the Commission”) under the Securities Act of 1933, as amended, (“the Act”). The Company is registering a Benefit Plan entitled “The 2003 Benefit Plan of Ultraguard Water Systems Corp.” (the “Benefit Plan”) pursuant to which the Company has authorized the issuance of two million four hundred thousand (2,400,000) shares of the Company’s common stock, par value $0.001 (the “Shares”).

         In connection with the preparation of this Opinion, I have examined the following:

1.        The Company’s Articles of Incorporation and amendments thereto and Bylaws as submitted to me by the Company pursuant to my request for same;
2.        The Registration Statement herein referenced;
3.        The Board of Directors' Resolution, dated March 27, 2003, authorizing and approving the Company’s 2003 Benefit Plan and the preparation of the Registration Statement;
4.        The Company’s Section 10(a) Prospectus for the Registration Statement;
5.        The Company’s Form 10-KSB for the fiscal year ended December 31, 2002;
6.        Such other documents as I have deemed necessary for the purposes of this Opinion.

Registration Statement; and that the two million four hundred thousand (2,400,000) shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the number of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provision of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

This opinion is based upon and subject to the qualifications and limitations specified below:

(A) Certain of the remedial provisions of the 2003 Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

(B) In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued under the Benefit Plan will be validly issued, fully paid and non-assessable, I assumed that: (1) the Company’s Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company’s Stock Records as provided by the Company’s transfer agent; and (3) the consideration, as determined by the Company’s Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been paid in full and actually received by the Company.

(C) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

(D) In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents were duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

(E) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company’s compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Benefit Plan.

(F) I am admitted to practice law in the State of New York. I am not admitted to practice law in the State of Nevada or in any other jurisdiction where the Company may own property or transact business. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Nevada court or any other court would apply Nevada law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

(G) This opinion is strictly limited to the parameters contained and referenced herein and is valid only as to the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect to this opinion.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent.

Sincerely,

/s/ Gerald Einhorn
Gerald Einhorn